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                                                                    Exhibit 99.1

Alexion Pharmaceuticals Raises Approximately $44 Million in Sale of Common Stock

http://www.alexionpharm.com/http://www.alexionpharm.com/
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    CHESHIRE, Conn., Sept. 12 /PRNewswire-FirstCall/ -- Alexion
Pharmaceuticals, Inc. (Nasdaq: ALXN) announced today a public offering of
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3.6 million shares of its common stock at $13 per share.  Subject to normal closing conditions, Alexion will receive proceeds of approximately
$44 million, net of fees and other expenses related to the transaction.

    Alexion expects to use the net proceeds of the sale of the common stock to fund working capital and other general corporate purposes, including additional clinical trials of pexelizumab and eculizumab, as well as other research and product development activities. Bear, Stearns & Co. Inc. acted as lead manager in the offering.

    Copies of the prospectus relating to the offering may be obtained from Bear, Stearns & Co. Inc.

    The shelf registration statement relating to these securities has been declared effective by the U.S. Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

    Alexion is engaged in the discovery and development of therapeutic products aimed at treating patients with a wide array of severe disease states, including cardiovascular and autoimmune disorders, inflammation and cancer. Alexion's two lead product candidates, pexelizumab and eculizumab, are currently undergoing evaluation in several clinical development programs. Alexion is developing pexelizumab, an antibody fragment, in collaboration with Procter & Gamble Pharmaceuticals. Together the firms have completed a Phase III clinical study with pexelizumab in coronary artery bypass graft surgery patients undergoing cardiopulmonary bypass, and two large Phase II studies with pexelizumab in acute myocardial infarction patients. In addition, eculizumab is currently in Phase II clinical trials in rheumatoid arthritis and membranous nephritis, and has been evaluated in pilot programs for the treatment of paroxysmal nocturnal hemoglobinuria and dermatomyositis. Alexion is engaged in discovering and developing a pipeline of additional antibody therapeutics targeting severe unmet medical needs, through its wholly owned subsidiary, Alexion Antibody Technologies, Inc. This press release and further information about Alexion Pharmaceuticals, Inc. can be found on the World Wide Web at: http://www.alexionpharm.com.
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    This news release contains forward-looking statements. Such statements are subject to factors that may cause Alexion's results and plans to differ from those expected, including the results of pre-clinical or clinical studies


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(including termination or delay in clinical programs), the need for additional research and testing, delays in arranging satisfactory manufacturing capability, inability to acquire funding on timely and satisfactory terms, delays in developing or adverse changes in commercial relationships, the possibility that results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, dependence on Procter & Gamble Pharmaceuticals for development and commercialization of pexelizumab, the risk that third parties won't agree to license any necessary intellectual property to us on reasonable terms, and a variety of other risks set forth from time to time in Alexion's filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Alexion's Annual Report on Form 10-K for the year ended July 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended October 31, 2002. Alexion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except when a duty arises under law.

     Contacts:

     Alexion Pharmaceuticals, Inc.        Euro RSCG Life NRP
     Leonard Bell, M.D.                   Ernie Knewitz (Media)
     Chief Executive Officer              (212) 845-4253
     (203) 272-2596

     Rx Communications

     Rhonda Chiger (Investor)

     (917) 322-2569

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